Exhibit 10.1

Effective date July 31, 2025: Amendment No. 4 – The definition of the maturity date (“Maturity Date”) will be changed to the following:

The Maturity Date shall now be January 31, 2026.

All other terms and conditions of the Convertible Promissory Note and Amendments number one (1) two (2) and three (3) remain the same.

IN WITNESS WHEREOF, the undersigned has executed this Secured Convertible Promissory Note as of the date first set forth above.

Odyssey Health, Inc. f/k/a Odyssey Group International, Inc.

By:	/s/ J. Michael Redmond
Name: J. Michael Redmond
Title: Chief Executive Officer

By:	/s/ Jon Lutz
Jon Lutz